EMPLOYMENT AGREEMENT


   THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of January 1, 1997, by and between Superior Services, Inc, a Wisconsin corporation (the "Company"), and Gary Blacktopp ("Employee").

                                    RECITALS:

   The Company recognizes that the efforts of its officers and key management employees have contributed and will continue to contribute to the growth and success of the Company.

   The Company believes that, in the Company's best interest, it is essential that its officers and key management employees, including the Employee, be retained and that the Company be in a position to rely on their ongoing dedication and commitment to render services to the Company.

   The Company wishes to take steps to assure that the Company will continue to have the Employee's services available to the Company by entering into an agreement with the Employee concerning his employment by the Company.

   In consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree with each other as follows:

   1.   EMPLOYMENT

        A. The Company hereby employs the Employee and the Employee hereby accepts employment as one of the Company's Operating Vice Presidents on the terms and conditions hereinafter set forth. The Employee shall perform such duties, and have such powers, authority, functions, and responsibilities as may be assigned to him by the Company's President and Chief Executive Officer.

        B. The Employee shall not, during the term of his employment under this Agreement, be engaged in any other activities if such activities interfere materially with the Employee's current duties, authority, and responsibilities for the Company, except for those other activities as shall hereafter be carried on with the Company's consent.

   2.   TERM

        A. Subject only to the provisions of Section 4 of this Agreement, the term of the Employee's employment under this Agreement shall be for a term of one (1) year. The term of this Agreement shall renew automatically for successive one (1) year terms unless a party gives notice to the other not less than sixty (60) days prior to the end of the then current term that this Agreement is not to be renewed.

   3.   COMPENSATION

        For all services rendered by the Employee under this Agreement, the Company agrees to compensate the Employee for each compensation year (January 1 through December 31) during the term hereof, as follows:

        A. Base Salary. A base salary shall be payable to the Employee equal initially to One Hundred Forty Five Thousand Dollars ($145,000) for each compensation year (as the same may be adjusted by the Company from time to time, the "Base Salary"), which shall be payable in intervals consistent with the Company's normal payroll schedules.

        In addition to the Base Salary, the Employee shall be eligible to receive such annual cash bonus and any stock option grant upon achievement of the criteria and targets established adjusted annually to reflect the Company's budgeted and targeted financial performance.

        B. Fringe Benefits. The Employee shall have the right to participate in the other fringe benefit plans generally provided by the Company to its full-time employees, subject to the Employee's qualification for participation in such benefit plans pursuant to the terms and conditions under which such benefit plans are offered.

        C. Expenses. The Employee may incur reasonable business expenses while on Company business, including expenses for hotels, meals, air travel, telephone, gasoline, and similar items. The Company shall either pay such reasonable expenses directly or promptly reimburse Employee for such reasonable out-of-pocket expenses incurred by the Employee upon presentation of receipts and an itemized accounting of the expenses for which such reimbursement is sought and any other documentation necessary to comply with applicable Internal Revenue Service rules and regulations.

        D. Vacation. The Employee shall be entitled to paid vacation and "personal days", to be scheduled at times mutually acceptable to the Employee and the Company and otherwise in accordance with policies established by the Company.

   4.   TERMINATION

        A. Termination By The Company. The employment of the Employee under this Agreement, may be terminated at any time by the Company,

             (i) for cause in the event of the Employee's deliberate and intentional continuing refusal to substantially perform his duties and obligations under this Agreement (except by reason of incapacity due to illness or accident),

             (ii) upon a determination that the Employee (A) has engaged in willful fraud or defalcation involving funds or other assets of the Company, or (B) has been convicted of, or has pled nolo contendere to, a felony or other crime involving moral turpitude, or

             (iii) upon termination of the initial one (1) year term or any renewal term if the Company has delivered notice to the Employee at least sixty (60) days prior to such date.

        B. Termination Payment. In the event of termination of the Employee's employment under this Agreement by the Company under either
   Section 4(A)(i) or (ii), the Employee shall only be entitled to receive his Base Salary through the date of such termination. If this Agreement is terminated pursuant to Section 4(A)(iii) the Company shall be obligated to pay to the Employee a severance payment equal to the unpaid balance of the Employee's Base Salary, through the expiration of the initial term or the renewal term within which the notice is given. Provided, however, in the event that Employee's employment is terminated due to a "change of control", Company shall pay Employee, in lieu of the severance payment payable under the preceding sentence, a severance payment equal to one year of the Employee's Base Salary at the rate in effect on the effective date of the change in control. A "change in control" shall be deemed to have occurred if:

             (a) any person (other than any employee benefit plan of the Company, any subsidiary of the Company or any person organized, appointed, or established pursuant to the terms of any such benefit plan) is or becomes the beneficial owner of securities of the Company representing at least 50% of the combined voting power of the Company's then outstanding securities; or

             (b) there shall be consummated (x) any consolidation, merger, share exchange or other business combination of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company's capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the consolidated assets of the Company.

        C. Termination By Employee. Employee shall have the right at any time during his employment, by giving written notice to the President and Chief Executive Officer of the Company, to terminate the Employee's employment under this Agreement effective thirty (30) days after the date on which such notice is given by the Employee (unless such effective date shall be accelerated at the option of the Company). In the event the Employee shall make such election under this Section 4(C), the Employee shall, in addition to all other reimbursements, payments, or other allowances required to be paid under this Agreement or under any other plan, agreement, or policy which survives the termination of this Agreement, be entitled to be paid, the Base Salary payable through the effective date of termination. Thereupon, this Agreement shall terminate and Employee shall have no further rights under or be entitled to any other benefits of this Agreement, provided that the provisions of Section 5 shall survive such termination.

        D. Death. In the event of the Employee's death during the term of his employment hereunder, the Company shall pay to the Employee's surviving spouse or to the executor or administrator of the Employee's estate (if his spouse shall not survive him) an amount equal to the installments of his Base Salary then payable pursuant to Section 3(A), solely for the month in which he dies.

        E. Disability. This Agreement shall terminate as of the date the Employee shall become permanently disabled (as defined in the group long-term disability insurance policy maintained by the Company) because of physical or mental illness or personal injury. In such event the Company shall pay to the Employee or his guardian an amount equal the installments of his Base Salary then payable pursuant to Section 3(A), solely for the month in which be becomes disabled.

   5.   CONFIDENTIALITY OBLIGATIONS OF THE EMPLOYEE; NONCOMPETITION

        A. During and following the Employee's employment by the Company, the Employee shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company, except to the extent authorized in writing by the President and Chief Executive Officer of the Company or required by any court or administrative agency other than to an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of duties as an executive of the Company. Confidential information shall not include any information known generally to the public. All records, files, documents, and materials, or copies thereof, relating to the business of the Company which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company and shall be promptly returned to the Company upon termination of employment with the Company.

        B. The Employee agrees that, for a period of two (2) years after the termination date of the Employee's employment under this Agreement the Employee shall not, within a one hundred (100) mile radius of any office, landfill, or facility of the Company, except as permitted by the Company's prior written consent (which shall not be unreasonably withheld), participate in the management of any business which is a direct and substantial competitor of the Company. The ownership of less than one percent of any class of securities of any corporation listed on a national securities exchange or regularly traded over the county even though such corporation may be a competitor of the Company as specified above, shall not be deemed as constituting a financial interest in such competitor.

   6.   ASSIGNMENT; SUCCESSORS

   This Agreement shall not be assignable by the Company. This Agreement and all rights of the Employee shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, heirs, and beneficiaries.

   7.   SEVERABILITY

   The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

   8.   AMENDMENT

   This Agreement may not be amended or modified at any time except by written instrument executed by the Company and the Employee.

   9.   WITHHOLDING

   The Company shall be entitled to withhold from amounts to be paid to the Employee hereunder any federal, state, or local withholding or other taxes or charges which it is from time to time required to withhold; provided, that the amount so withheld shall not exceed the minimum amount required to be withheld by law. Company shall be entitled to rely on an opinion of nationally recognized tax counsel if any question as to the amount or requirement of any such withholding shall arise.

   10.  CERTAIN RULES OF CONSTRUCTION

   No party shall be considered as being responsible for the drafting of this Agreement for the purpose of applying any rule construing ambiguities against the drafter or otherwise. No draft of this Agreement shall be taken into account in construing this Agreement. Any provision of this Agreement which requires an agreement in writing shall be deemed to require that the writing in question be signed by the Employee and an authorized representative of the Company.

   11.  GOVERNING LAW

   This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin. .

   12.  NOTICE

   Notices given pursuant to this Agreement shall be in writing and shall be deemed given when actually received by the Employee or actually received by the Company's Secretary or any officer of the Company other than the Employee. If mailed, such notices shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to Superior Services, Inc., Attention:
   President and Chief Executive Officer, 10150 West National Avenue, Suite 350, West Allis, Wisconsin 53227, or if to the Employee , at the address set forth below the Employee's signature to this Agreement, or to such other address as the party to be notified shall have theretofore given to the other party in writing.

   13.  NO WAIVER

   No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

   14.  HEADINGS

   The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

   EMPLOYEE                           SUPERIOR SERVICES, INC.

   __________________________________ By:__________________________________
   Gary Blacktopp                     G. W. "Bill" Dietrich
                                      President and Chief Executive Officer

   Address:

   ____________________________________
   ____________________________________

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


        This Amendment made as of the 26th day of August, 1997, by and between Superior Services, Inc., a Wisconsin Corporation (the
   "Corporation"), and Gary Blacktopp (the "Employee").

                                   Witnesseth

        Whereas, the Corporation and the Employee previously entered into an Employment Agreement dated as of January 1, 1997 (the "Agreement"); and

        Whereas, the parties desire to amend the Agreement as set forth herein.

        Now, Therefore, in consideration of the mutual promises contained herein, the parties agree as follows:

        1.   The phrase "one of the Company's Operating Vice Presidents" in
   Section 1.A. of the Agreement is deleted and the phrase "Senior Vice President-Operations" substituted therefor.

        2. All references to "one (1) year" in Section 2.A. of the Agreement are revised to read "two (2) years".

        3.   Section 4.A.(iii) is amended by deleting the phrase "initial one
   (1) year term" and substituting the following: "initial two (2) year term".

        4. The third sentence of Section 4.B. is amended by deleting the phrase "one year of the Employee's Base Salary" and substituting the following: "two years of the Employee's Base Salary".

        5. Except as set forth herein, and in the letter Agreement of even date herewith by and between the Corporation and Employee, the terms of the Employment Agreement shall remain unaltered and in full force and effect.

        In witness whereof, the parties have executed this First Amendment to Employment Agreement as of the date and year first above written.

   EMPLOYEE:                     SUPERIOR SERVICES, INC.


   _________________________     By:______________________________
   /s/ Gary Blacktopp               /s/ G.W. "Bill" Dietrich
   Gary Blacktopp                   G.W. "Bill" Dietrich
                                    President and Chief Executive Officer